Sub-Item 77O

Rule 10f-3 Transactions

THE DREYFUS/LAUREL FUNDS TRUST
DREYFUS CORE VALUE FUND

On August 3, 2010, Dreyfus Core Value Fund, a series of The Dreyfus/Laurel Funds Trust (the “Fund”), purchased $1,086,960 of Metlife Common Stock – CUSIP # 59156R108 (the “Common Stock”). The Common Stock was purchased from Deutsche Bank Securities, a member of the underwriting syndicate offering the Common Stock, from their account. BNY Mellon Capital Markets, LLC, an affiliate of the Fund, was a member of the syndicate but received no benefit in connection with the transaction. Deutsche Bank Securities received a commission of $0.648 per share of Common Stock. No other member received any economic benefit. The following is a list of the syndicate’s primary members:

Blaylock Robert Van, LLC
BNP Paribas
BNY Mellon Capital Markets, LLC
BofA Merrill Lynch
Cabrera Capital Markets, LLC
CastleOak Securities, LP
COMMERZBANK
Cowen Company
Credit Suisse
Daiwa Capital Markets
Dowling & Partners Securities. LLC
Deutsch Bank Securities
Guzman and Company
HSBC
Macquarie Capital
Mitsubishi UFJ Securities
MFR Securities, Inc.
Loop Capital Markets
PNC Capital Markets LLC
Ramirez & Co., Inc.
Raymond James
RBS
Sanford C. Bernstein
Santander Securities
Societe Generale
Scotia Capital
Siebert Capital Markets
Sterne Agee
The Williams Capital Group, L.P.

Toussaint Capital Partners, LLC
UBS Investment Bank
UCI Capital Markets
Wells Fargo Securities

Accompanying this statement are materials made available to the Board of Trustees of the Fund, which ratified the purchase as in compliance with the Fund’s Rule 10f-3 Procedures, at the Fund’s Board meetings held on February 15 and 16, 2011.

PURCHASE OF SECURITIES UNDERWRITTEN BY AN AFFILIATE
Used for compliance with Rule 10f-3

1. Account/Fund Name: Dreyfus Core Value Fund
2. Anticipated Purchase Date: 8/3/10
3. Total Net Assets of Account/Fund: $ 348,310,474.90
4. Type and Description of Security to be Purchased: Metlife (MET)
5. Credit Rating of Security (Rating/Rating Agency): n/a
6. Name of Underwriting Syndicate Dealer Effecting Transaction: Deutsche Bank Securities
7. Name of Affiliated Underwriter in Underwriting Syndicate: BNY Mellon Capital Markets
8. Issue Size: 3,150,000,000
9. CUSIP: 59156R108
10. Amount Purchased by Account/Fund: 1,086,960
11. Percentage of Principal Amount of Offering Purchased by Account/Fund: .0001%
12. Amount Purchased as a Percentage of Account/Fund Assets: .312%
13. Purchase Price of Securities (if at par, so state): $42
14. Commission/Spread Received by Principal Underwriters: $0.648 per share
15. Yield (as applicable): n/a
16. Average Yield of Security Purchased by Non-affiliated Entities on Date of Purchase n/a
17. The Affiliated Purchase Should be Reported to the BOD of which Entities: Dreyfus x ;

Mutual Fund Purchases Only:

1. Was Price paid for all block purchases the same for all participants? (Must be Yes): Yes
2. Was Security Purchased on Offer Date? (Must be Yes): Yes
3. Was Issuer in continuous operation for at least 3 years? (Must be Yes): Yes
4. Was the Offering Part of firm commitment by Underwriter? (Must be Yes): Yes
5. Did affiliated Underwriter benefit directly from the Purchase? (Must be No): No
6. Was the Commission or Spread paid reasonable as compared to Transactions with non-affiliated Parties? (Must be Yes): Yes

REPRESENTATIONS (Check box to make specific affirmation of all points listed below OR Trade Can Not Be Made) X

This transaction complies with all applicable provisions of the *Policy For Fiduciary Account Purchases Of Securities Underwritten By An Affiliate*?

- **This purchase will not be designated as a "group sale" or otherwise allocated to the affiliated underwriter's account and the purchase of these securities will not benefit a direct or indirect affiliate entity of Mellon.**
- The decision to enter into this transaction is based solely on the best interests of the account/fund and not upon the interests of any Mellon affiliate or any other party, including, without limitation, another party ~~to the transaction.~~
- The securities will be purchased prior to the end of the first day on which any sales are made, at a price that will not be more than the price paid by each other purchaser of the securities in that offering or any concurrent offering of the securities. If the securities are offered for subscription upon exercise of rights, the securities will be purchased on or before the fourth day preceding the day on which the rights offering terminated.
- The underwriting Affiliate indicates that its share of **equity securities does not exceed 5% of the entire offering.**
- The adviser has determined that the securities purchased are in accordance with Rule 10f-3 policies and procedures in which the applicable fund is permitted to invest in its prospectus. **Rule 10f-3 permits only a 25% of purchase issue of a fixed income asset portfolio.**
- **Note: If transaction pertains to an account governed by ERISA, Exhibit E, ERISA checklist per DOL PTE 75-1 must be completed and submitted as required. Please check box x if Exhibit E is required—if so, please complete and submit.**

LOB Asset Management Unit (Print) The Boston Company Asset Management, LLC

AND

LOB Portfolio Manager Name (Print): Brian Ferguson Signature: [signature] Date: 10/12/10

AND

LOB/CIO/COO Name (Print): John Truschel Signature: [signature] Date: 10/12/10

AND

Chief Compliance Officer Name (Print): Jennifer Cassedy Signature: [signature] Date: 10/12/10